Exhibit 99.4

SUNNYSIDE, LLC, dba Sundry

UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED

MARCH 31, 2022 AND 2021

Sunnyside, LLC, dba Sundry

Index to the Financial Statements

As of March 31, 2022

Sunnyside, LLC, dba Sundry

BALANCE SHEETS

UNAUDITED

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$717,230	$417,235
Accounts receivable, net of allowance	144,826	124,342
Due from factor	813,638	590,022
Inventory	4,999,496	4,917,128
Prepaid expenses and other current assets	196,460	219,902
Total current assets	6,871,649	6,268,628
Fixed assets, net	139,602	161,954
Deposits	19,742	19,742
Total assets	$7,030,993	$6,450,324

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$1,508,137	$1,142,671
Accrued liabilities	601,423	773,274
Loan payable, related party	500,000	-
Total liabilities	2,609,560	1,915,945

Commitments and contingencies (Note 7)

Members' equity	4,421,434	4,534,379
Total members' equity	4,421,434	4,534,379
Total liabilities and members' equity	$7,030,993	$6,450,324

The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry

STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended
	March 31,
	2022	2021
Net revenues	$5,174,138	$6,835,396
Cost of goods sold	2,931,801	3,781,992
Gross profit	2,242,337	3,053,404

Operating expenses:
General and administrative	972,884	650,663
Distribution	308,690	262,387
Sales and marketing	985,403	922,726
Total operating expenses	2,266,977	1,835,776

Income (loss) from operations	(24,640)	1,217,628

Other expense:
Interest expense	(17,505)	(19,913)
Total other expense	(17,505)	(19,913)

Provision for income taxes	800	800
Net income (loss)	$(42,945)	$1,196,915

The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry

STATEMENTS OF MEMBERS’ EQUITY

UNAUDITED

Members'
Equity
Balances at December 31, 2020	$4,630,468
Distributions	(540,000)
Net income	1,196,915
Balances at March 31, 2021	$5,287,383

Balances at December 31, 2021	$4,534,379
Distributions	(70,000)
Net loss	(42,945)
Balances at March 31, 2022	$4,421,434

The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry

STATEMENTS OF CASH FLOWS

UNAUDITED

	Three Months Ended
	March 31,
	2022	2021

Cash flows from operating activities:
Net income (loss)	$(42,945)	$1,196,915
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,500	13,463
Changes in operating assets and liabilities:
Accounts receivable	(20,484)	(163,621)
Due from factor	(2,317)	370,503
Inventory	(82,367)	(706,730)
Prepaid expenses and other current assets	23,442	89,271
Accounts payable	365,466	485,859
Accrued liabilities	(171,852)	(817,006)
Net cash provided by operating activities	82,443	468,654
Cash flows from investing activities:
Proceeds from sale of property and equipment	8,852	-
Net cash provided by investing activities	8,852	-
Cash flows from financing activities:
Proceeds from loans payable	-	630,637
Proceeds from loan payable, related party	500,000	-
Factor advances (repayments), net	(221,300)	(185,000)
Distributions	(70,000)	(540,000)
Net cash provided by financing activities	208,700	(94,363)
Net change in cash and cash equivalents	299,995	374,291
Cash at beginning of period	417,235	733,440
Cash at end of period	$717,230	$1,107,731

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$800	$800
Cash paid for interest	$17,505	$19,913

The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS

Sunnyside, LLC, dba Sundry, (the “Company”) was formed on January 1, 2014, in the State of California.

The Company is headquartered in Los Angeles and its principal business activity is the design and manufacture of coastal casual women’s apparel. The Company sells predominantly to department and specialty stores located throughout the United States of America and internationally. The Company also sells directly to the consumer through its website.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Unaudited Interim Financial Information

The accompanying financial statements for the three months ended March 31, 2022 and the related footnote disclosures are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in our opinion, reflect all adjustments, consisting of only normal recurring adjustments, necessary to present fairly our financial position as of March 31, 2022 and results of operations, and cash flows for the three months ended March 31, 2022 and 2021. The results for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any other periods. These unaudited financial statements should be read in conjuncture with the annual financial statements filed in the Digital Brands Group, Inc. prospectus on Form 424B4 on May 9, 2022

Use of Estimates

Preparation of the financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from these estimates. It is reasonably possible that changes in estimates may occur in the near term.

Risks and Uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The negative impact the global pandemic has had on the Company in 2021 is significant, given revenue is linked to domestic and local locations and offices for operations ranging from production to shipment of goods to customers — all of which were forced to close for a duration of 2021, per local requirements around continued operations for essential vs. non-essential businesses.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 — Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of March 31, 2022 and December 31, 2021. Fair values of the Company’s financial instruments were assumed to approximate carrying values because of the instruments’ short-term nature.

Cash

The Company maintains its cash in various commercial banks in the United States (“U.S.”). Accounts at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. While the Company's accounts at these institutions, at times, may exceed the federally insured limits, management believes that the risk of loss is not significant and the Company has not experienced any losses in such accounts to date.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. An allowance for doubtful accounts is maintained based on the length of time receivables are past due, the status of a customers’ financial position, and other factors. As of March 31, 2022 and December 31, 2021, there was an allowance for doubtful accounts of $19,000.

Inventory

Inventory consists of raw materials purchased from the Company’s suppliers, work in progress and finished goods. Inventory is valued at the lower of first-in, first-out, cost, or net realizable value. As of March 31, 2022 and December 31, 2021, there was an allowance for obsolescence of $100,000.

Fixed Assets, Net

Fixed assets are stated at cost less accumulated depreciation. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of three (3) to seven (7) years. Leasehold improvements are depreciated over the lesser of the term of the respective lease or estimated useful economic life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360-10-35, Impairment or Disposal of Long-Lived Assets. Under that directive, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Such group is tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives are compared against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. For the three months ended March 31, 2022 and 2021, there were no impairment charges.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 - Revenue from Contracts with Customers (ASC 606). The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

In accordance with ASC 606, the Company recognizes revenue via the sale of the Company’s merchandise to its customers. Sales contracts (purchase orders) generally have a single performance obligation, which is satisfied upon shipment of merchandise at a point in time. Revenue is measured based on the consideration stated on an invoice, net of estimated returns, chargebacks, and allowances for other deductions based upon management’s estimates and the Company’s historical experience. The Company accepts product returns from customers in line with the Company's return policy, with each return depending on the underlying reason for and timing of the returned merchandise.

Wholesale revenues are recognized upon shipment of product to the customer. Revenues are recorded, net of expected returns, discounts and allowances. The Company reviews and refines these estimates using historical trends, seasonal results and current economic and market conditions.

E-commerce revenues of products ordered through the Company’s website are recognized upon shipment to the customers. E-commerce revenues are also reduced by expected returns and discounts.

The Company evaluates the allowance for sales returns and allowances based on historical percentages, utilizing a multiple-month lookback period. As part of its evaluation, the Company considers actual returns and allowances to date that are in process and its actual sales within the past months that may result in returns and allowances in the future. The allowance for sales returns is recorded within accrued expenses and amounted to approximately $16,000 and $73,000 at March 31, 2022 and December 31, 2021, respectively. Under ASC 606, the Company also records an asset on the balance sheet within prepaid expenses and other current assets for the cost of the estimated returns of inventory, which amounted to approximately $11,700 and $30,000 at March 31, 2022 and December 31, 2021, respectively.

Utilizing the practical expedient provided for under ASC 606, the Company has elected to expense sales commissions related to product sales as incurred as the amortization period is generally one year or less for the time between customer purchase and utilization. These fees are recorded within sales and marketing expenses on the statement of operations.

Cost of Goods Sold

Cost of goods sold consist of the costs of inventory sold and inbound freight. The Company includes outbound freight associated with shipping goods to customers as a component of distribution expenses as noted below.

Shipping and Handling Fees and Costs

The Company includes shipping and handling fees billed to customers within revenues. The costs associated with shipping goods to customers are recorded within distribution expenses and amounted to approximately $195,000 and $190,000 for the three months ended March 31, 2022 and 2021, respectively.

Advertising

The Company expenses advertising costs as incurred. Advertising costs expensed were approximately $143,000 and $267,000 for the three months ended March 31, 2022 and 2021, respectively.

Income Taxes

The Company is a limited liability company (LLC) classified as a partnership for federal income tax purposes, which provides for profits and losses to be reported at the individual member level for income tax purposes. The Company pays the necessary amount of distributions in order to satisfy the member’s estimated personal income tax liabilities arising from the Company’s profits. The state of California imposes an annual fee on the LLC based on the level of gross revenue of the LLC. As of December 31, 2021 and 2020, the Company does not have any entity-level uncertain tax positions. The Company files income tax returns in the U.S. federal and California state jurisdictions. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three to four years from the filing of a tax return.

Concentration of Credit Risk

Concentrations — The Company had one customer which accounted for 29% of accounts receivable as March 31, 2022. During the three months ended March 31, 2022, one customer accounted for 26% of the Company’s revenues.

Suppliers — The Company relies on a small number of vendors for raw materials and inventory purchases. Management believes that the loss of one or more of these vendors would have a material impact on the Company’s financial position, results of operations and cash flows. Purchases from one supplier amounted to approximately 23% of total purchases for the three months ended March 31, 2022. The Company had three suppliers which accounted for 61% of accounts payable as of March 31, 2022.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company adopted the new guidance on January 1, 2022, but did not have any impact on its financial statements as the Company had no applicable leases.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. Several amendments to this new guidance have also been issued by the FASB between 2016 and 2020. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. The Company is evaluating the impact of this guidance, which is effective for the Company beginning on January 1, 2023, although early adoption is permitted.

NOTE 3 - DUE FROM FACTOR

Pursuant to the terms of a continuing agreement between the Company and a factor, the Company sells a significant portion of its trade accounts receivable to a factor on a pre-approved, non-recourse basis. The price at which the accounts are sold is the invoice amount reduced by the factor commission and all selling discounts. For accounts sold to the factor without recourse, the factor is responsible for collection, assumes all credit risk and obtains all of the rights and remedies against the Company’s customers. For such accounts, payment is due from the factor upon the earlier of the payment of the receivable to the factor by the customer, or the maturity of the receivable. Certain receivables are subject to recourse in the event of non-payment by the customer.

The Company may request advances prior to the collection of accounts receivable. Advances are granted at the sole discretion of the factor and are payable upon demand. The factor charges interest on advances at the higher of the prime rate plus 2.00% or 4.00% per annum. The factoring agreement is collateralized by substantially all of the Company’s assets.

Due from factor consists of the following:

	March 31,	December 31,
	2022	2021
Outstanding receivables
Without recourse	$1,868,664	$1,886,591
With recourse	-	11,000
	1,868,664	1,897,591
Advances	(988,000)	(1,209,300)
Credits due customers	(67,026)	(98,269)
Due from factor	$813,638	$590,022

NOTE 4 — INVENTORY

The Company had inventories consisting of the following:

	March 31,	December 31,
	2022	2021

Raw materials	$1,775,982	$1,746,722
Work in progress	1,984,240	1,951,549
Finished goods	1,239,274	1,218,857
Inventory	$4,999,496	$4,917,128

NOTE 5 — FIXED ASSETS, NET

Fixed assets, net, are comprised of the following:

	March 31,	December 31,
	2022	2021
Leasehold improvements and showrooms	$198,658	$198,658
Furniture and equipment	174,006	183,005
Automobiles	34,220	34,072
	406,883	415,735
Less: accumulated depreciation and amortization	(267,281)	(253,781)
Fixed assets, net	$139,602	$161,954

Depreciation and amortization expense was $13,500 and $13,463 for the three months ended March 31, 2022 and 2021, respectively.

NOTE 6 — DEBT

On February 23, 2021, the Company received a second draw PPP loan for approximately $631,000. The loan bore interest at 1% per annum and was to be repaid in full no later than five years from the disbursement date. The monthly payments were to be an amount equal to the amount necessary to fully amortize the then-outstanding principal balance at the specified interest rate and continue through maturity, if required. The second draw PPP was subject to the same forgiveness provisions as the first loan. In December 2021, the Company received full forgiveness of the PPP loan.

See Note 9 for related party loan.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.

Leases

The Company leases its office and showroom facilities in Los Angeles, California. The leases expire at various dates through April 2022 with base rents ranging from $4,000 to $15,000. One of the lease agreements is guaranteed by a member of the Company. As of March 31, 2022, all leases are month-to-month and there are no future commitments.

Total rent expense for the three months ended March 31, 2022 and 2021 amounted to approximately $100,000 and $82,000, respectively.

NOTE 8 — MEMBERS’ EQUITY

During the three months ended March 31, 2022 and 2021, member distributions totaled $70,000 and $540,000, respectively.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 9 — RELATED PARTY TRANSACATIONS

In March 2022, a member advanced the Company $500,000. The loan is unsecured, is non-interest bearing, and is due on demand. The entire amount was repaid in April 2022.

During the three months ended March 31, 2022, the Company paid $147,950 to a vendor that is owned by a Member of the Company for inventory production.

NOTE 10 — SUBSEQUENT EVENTS

In June 2022, a member advanced the Company $500,000. The loan is unsecured, is non-interest bearing, and is due on demand.

The Company has evaluated subsequent events that occurred through July 21, 2022, the issuance date of these financial statements.